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                                                                   Exhibit 10.51

            [DENDRITE INTERNATIONAL, INC. LETTERHEAD APPEARS HERE]

                             EMPLOYMENT AGREEMENT
                             --------------------


     This agreement made by and between DENDRITE International, Inc., a New Jersey Corporation ("Dendrite") as of the 22nd day of January, 1996, having its principal place of business at 1200 Mt. Kemble Avenue, Morristown, New Jersey 07960, and Christopher J. French ("Employee"), located at 601 East 20th Street, Apt. 8E, New York, New York, 10010.

     WHEREAS, Dendrite, its affiliates, and subsidiaries is the developer and owner of what is referred to as Territory Management Systems and related hardware and equipment;

     WHEREAS, Employee is or desires to be employed by Dendrite and Dendrite desires to employ Employee as Vice President, General Counsel, of Dendrite upon the terms and conditions hereinafter set forth and Employee desires to accept such employment; and;

     WHEREAS, Dendrite is willing to provide certain confidential and proprietary information to Employee for the limited purpose of enabling Employee to carry out duties in connection with his/her employment by Dendrite.


                                   RECITAL:

     NOW, THEREFORE, it is agreed as follows:

1.   TERM
     ----

     The term of this Agreement and Employee's employment hereunder shall be one
     (1) year. At the completion of one (1) year of service, the next paragraph
     (2), Employment at Will will automatically become effective.

2.   EMPLOYMENT AT WILL
     ------------------

     Dendrite hereby employs the Employee as an at-will employee. This employment may be terminated at any time for any reason by Dendrite or by the Employee unless there is a separate written agreement setting forth a specific term. As a matter of courtesy and fair business dealings, the Employee, unless there is an emergency, will attempt to
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     provide two (2) weeks notice to Dendrite before terminating his/her employment in order to permit Dendrite an opportunity to replace him/her. Dendrite will offer similar notice to the Employee in the event of his/her termination if the termination is without cause. If the termination is with cause as determined by Dendrite, Dendrite will not be required to give notice of termination.

3.   TERMINATION
     -----------

     Notwithstanding above, 1, either party shall have the right to terminate this Agreement and Employee's employment hereunder for any reason whatsoever, with or without Cause (as hereinafter defined), by providing the other party hereto with two (2) weeks advance written notice of such termination. In the event that Employee's employment hereunder is terminated by Dendrite without Cause during the first year of employment, Dendrite shall promptly pay to Employee (i) the pro-rata portion of his annual base salary for the remaining term of this Agreement, to the extent not previously paid, and (ii) an amount equal to the cash value of all vacation time accrued and unused through the date of termination. For purposes of this Agreement, the term "Cause" as used herein shall mean (i) any gross misconduct on the part of Employee with respect to his duties under this Agreement or (ii) final conviction of Employee by a court of competent jurisdiction of an indictable offense which relates to Employee's duties under this Agreement or which is likely to have a material adverse effect on the business of Dendrite.

4.   DUTIES/EMPLOYMENT
     -----------------

     Dendrite hereby employs Employee, and Employee hereby accepts such employment, as Vice President, General Counsel, of Dendrite during the term of this Agreement. The Employee shall perform those duties as may from time to time be assigned to him/her and shall carry out any assignments related to the company or its affiliate as directed. With the employee's agreement, this may involve rendering services at various locations throughout the world. The Employee shall devote his/her full time attention, energy, knowledge, skill and best efforts solely and exclusively to the duties assigned him/her which he/she shall faithfully and diligently perform. The Employee shall report to Dendrite as may be required and will fully account for all records, data, materials or other property belonging to Dendrite or its customers of which he/she is given custody. Dendrite may, from time to time, establish rules and regulations and the Employee shall from time to time, establish rules and regulations and the Employee shall faithfully observe these in the performance of his/her duties. Employee shall further comply with all policies and directives of Dendrite.

5.   COMPENSATION
     ------------

     Dendrite shall pay the Employee for his/her services an initial starting salary on a semi-monthly basis. For benefits calculation only, the annualized amount is $195,000.


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     If Employee dies during the term of this Agreement, Dendrite shall pay to his estate all salary and vacation pay accrued and unpaid at the time of Employee's death.

6.   BENEFITS
     --------

     Dendrite shall provide the Employee:

     A. Three weeks annualized vacation, earned at the rate of one and one-half days for each month of service between February and November.

     B. Reimbursement for all reasonable travel, entertainment and other reasonable and necessary out-of-pocket expenses incurred by the Employee in connection with the performance of his/her duties. Reimbursement will be made upon the submission by the Employee of appropriate documentation and verification of the expenses;

     C. Other benefits to the same extent as may be provided to other employees generally.

7.   INFORMATION AND BUSINESS OPPORTUNITY
     ------------------------------------

     During the term of his/her employment by Dendrite, the Employee may acquire knowledge of (a) information that is relevant to the business of Dendrite or its affiliates or (b) knowledge of business opportunities pertaining to the business in which Dendrite or its affiliates are then presently engaged. The Employee shall promptly disclose to Dendrite that information or business opportunity but shall not disclose it to anyone else without Dendrite's written consent.

8.   DENDRITE CONFIDENTIAL INFORMATION
     ---------------------------------

     It is anticipated that the Employee will, as a result of his/her employment with Dendrite, acquire information which is proprietary and confidential to Dendrite. This information includes, but is not limited to technical and commercial information, customer lists, financial arrangements, competitive status, pricing policies, knowledge of suppliers, technical capabilities, discoveries, algorithms, concepts, software in any stage of development, designs, drawings, specifications, techniques, models, data, technical manuals, research and development materials, processes procedures, know-how and other business affairs relating to Dendrite. Confidential information also includes any and all technical information involving Dendrite's work. The Employee will keep all such information confidential and will not reveal it at any time without the express written consent of Dendrite. This obligation is to continue in force after employment terminates for whatever reason.
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  9. CLIENT CONFIDENTIAL INFORMATION
     -------------------------------

     Dendrite may, from time to time, be furnished information and data which is proprietary and confidential to its clients, customers or suppliers. The Employee will not, at any time for any reason, reveal any information provided by any of Dendrite's clients, customers or suppliers to anyone, unless provided with prior written consent by Dendrite or by the client, customer or supplier. This obligation is to continue in force after employment terminates for whatever reason.

10.  RETURN OF DATA
     --------------

     Upon termination of employment for any reason, the Employee shall return to Dendrite all confidential information and material including but not limited to all copies of any disks, notes, notebooks, blueprints, customer lists and any and all other papers or material in any tangible media or computer readable form belonging to Dendrite or to any of its customers, clients or suppliers.

11.  INVENTIONS
     ----------

     All work performed by Employee and all materials, products, deliverables, inventions, software, ideas, disclosures and improvements, whether patented or unpatented, and copyrighted material made or conceived by Employee, solely or jointly, in whole or in part, during the term of Employee's employment by Dendrite which (i) relate to methods, apparatus, designs, products, processes or devices sold, licensed, used or under development by Dendrite, (ii) otherwise relate to or pertain to the present, proposed or contemplated business, functions or operations of Dendrite, (iii) relate to Dendrite actual or anticipated research or development, (iv) involve the use of Dendrite's equipment, supplies or facilities, or (v) result from access to any Dendrite assets, information, inventions or the like are Confidential Information, are the property of Dendrite and shall be deemed to be a work made for hire. To the extent that title to any of the foregoing shall not, by operation of law, vest in Dendrite, all right, title and interest therein are hereby irrevocably assigned to Dendrite. Employee agrees to give Dendrite or any person or entity designated by Dendrite reasonable assistance required to perfect its rights therein.

     If the Employee conceives any idea, makes any discovery or invention within one (1) year after the termination of employment with Dendrite that relate to any matters pertaining to the business of Dendrite, it shall be deemed that it was conceived while in the employ of Dendrite.
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12.  RESTRICTION ON FUTURE EMPLOYMENT
     --------------------------------

     The Employee agrees that in the event employment with Dendrite is terminated, for any reason, with or without cause, the Employee shall not for one (1) year after termination of employment:

     a) Perform services that compete with or render services to any organization or entity which competes with Dendrite in any area of the United States of America or elsewhere where Dendrite does business as listed in Addendum 1. This list may be updated periodically after consultation with employee;

     b) Solicit any customers or potential customers of Dendrite with whom the Employee had contact while employed by Dendrite or who was a customer of Dendrite at any time during the two (2) years immediately before terminations;

     c) Request that any of Dendrite's customers or suppliers discontinue doing business with it;

     d) Knowingly take any action which would disparage Dendrite or be to its disadvantage;

     e) Attempt to solicit any employee or contractor of Dendrite to terminate employment with Dendrite.

13.  OUTSIDE CONTRACTING
     -------------------

     Employee shall not enter into any agreement to provide programming or other services to any company, person or organization outside of his/her employment by Dendrite which without the prior written express consent from Dendrite, which is (i) with a competitor(s) of Dendrite at such time, or
     (ii) shall substantially hamper or prohibit Employee from satisfactorily carrying out all duties assigned to Employee by Dendrite.

14.  AFTER-HOURS DEVELOPMENT
     -----------------------

     In the event that Employee shall develop any software which, pursuant to
     Section 9 herein, is not the property of Dendrite, Dendrite shall have a right of first refusal to publish and/or purchase the rights to such software. Employee shall notify Dendrite of any such After-Hours Development as soon as reasonably possible before or during the development process including a description of the intended functions of the After-Hours Development and the estimated date of completion.
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15.  PRIOR EMPLOYMENT
     ----------------

     Employee represents and warrants that Employee has not taken or otherwise misappropriated and does not have in Employee's possession or control any confidential and proprietary information belonging to any of Employee's prior employers or connected with or derived from Employee's services to prior employers. Employee represents and warrants that Employee has returned to all prior employers any and all such confidential and proprietary information. Employee further acknowledges, represents and warrants that Dendrite has informed Employee that Employee is not to use or cause the use of such confidential or proprietary information in any manner whatsoever in connection with Employee's employment by Dendrite. Employee agrees, represents and warrants that Employee will not use such information. Employee shall indemnify and hold harmless Dendrite from any and all claims arising from any breach of the representations and warranties in this Section.

16.  REMEDIES
     --------

     The parties agree that in the event the Employee breaches or threatens to breach this Agreement, money damages may be an inadequate remedy for Dendrite and that Dendrite will not have an adequate remedy at law. It is understood, therefore, that in the event of a breach of this Agreement by the Employee, Dendrite shall have the right to obtain from a court of competent jurisdiction restraints or injunctions prohibiting the Employee from breaching or threatening to breach this Agreement. In that event, the parties agree that Dendrite will not be required to post bond or other security. It is also agreed that any restraints or injunctions issued against the Employee shall be in addition to any other remedies which Dendrite may have available to it.

17.  APPLICABLE LAW
     --------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey
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18.  NOTICES
     -------

     In the event any notice is required to be given under the terms of this Agreement, it shall be delivered in the English language, in writing, as follows:

     If to the Employee:      Christopher J. French
                              601 East 20th Street, Apt. 8E
                              New York, New York 10010

     If to Dendrite:          Dendrite International, Inc.
                              1200 Mt. Kemble Avenue
                              Morristown, New Jersey 07960

     With a copy to:          Norris, McLaughlin and Marcus
                              721 Route 202-206, P.O. Box 1018
                              Somerville, New Jersey 08876-1018
                              Attention: Pat Collins

19.  NON-ASSIGNABILITY
     -----------------

     The Employee's rights or obligations under the terms of this Agreement or of any other agreement with Dendrite may not be assigned. Any attempted assignment will be void as to Dendrite. Dendrite may, however, assign its rights to any affiliated or successor entity.

20.  BINDING AGREEMENT
     -----------------

     This Agreement shall be binding upon and inure to the benefit of the Employee's heirs and personal representatives and to the successors and assigns of Dendrite.

21.  INTEGRATION
     -----------

     This Agreement, together with any other written agreements between the parties, represents the entire understanding of the parties. No representations, oral or otherwise, with respect to the subject matter of this Agreement have been made by either party.

22.  WAIVER
     ------

     This Agreement may not be modified or waived except by a writing signed by both parties. No waiver by either party of any breach by the other shall be considered a waiver of any subsequent breach of the Agreement.
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23.  JURISDICTION
     ------------

     The State of New Jersey shall have exclusive jurisdiction to entertain any legal or equitable action with respect to this Agreement except that Dendrite may institute suit against the Employee in any jurisdiction in which the Employee may be at the time. In the event suit is instituted in New Jersey, it is agreed that service of summons or other appropriate legal process may be effected upon any party by delivering it to the address in this Agreement specified for that party in Section 13.


IN WITNESS WHEREOF, the parties have signed this Agreement on this 22nd day of January, 1996.

                                             DENDRITE INTERNATIONAL, INC.

                                             /s/ Christopher J. French
                                             ----------------------------
                                             Signature
                                             Christopher J. French

                                             /s/ A. A. Simonelli
                                             ----------------------------
                                             A. A. Simonelli
                                             Vice President, Administration
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                                  ADDENDUM 1
                        (See 12a of Employee Agreement)


                                  COMPETITORS
                                  -----------

NAME
----

Walsh

Sales Technologies

CorNet

TVF/Cegedim/ISS

NEC

Windsoft

Epsilon

Aurum

IMS

Pheonix